VOTING TRUST AGREEMENT AND IRREVOCABLE PROXY


          VOTING TRUST AGREEMENT AND IRREVOCABLE PROXY dated September 28, 1996, by and among the individuals set forth in the signature pages hereof (collectively referred to herein as the "Shareholders"), Mr. Rafael Nin, as trustee (the "Trustee"), Pepsi-Cola Puerto Rico Bottling Company (the "Corporation").

          WHEREAS the Shareholders own Class A shares of stock of the Corporation set forth opposite their names on the signature pages hereof; and

          WHEREAS the Shareholders believe that it is in the best interest of the Corporation that they grant to the Trustee the irrevocable powers hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the parties herein, intending to be legally bound, agrees as follows:

          1.   VOTING   TRUST.    The   Shareholders   hereby   create  and
irrevocable voting trust (the "Trust") under the following terms and conditions:

          (a) The Shareholders shall, upon execution of this Agreement, deposit the stock certificates representing the shares of stock of the Corporation set forth opposite their names on the signature pages hereof with the Trustee.

          (b) The shares of stock of the Corporation so deposited with the Trustee shall be transferred in the stock ledger of the Corporation to the name of "Mr. Rafael Nin, Trustee". During the period when the Trust shall be in force, the Trustee shall possess legal title to such shares of stock deposited with him (but not the beneficial ownership of such shares), and shall be entitled to exercise all rights of every kind (other than the right to retain dividends paid and other distributions made with respect to such shares, except to the extent necessary to reimburse the Trustee as set forth in Section 1(j) hereof), including without limitation the right to vote in person or by proxy and such shares of stock deposited within upon any and all matters that are brought up for vote to the Corporation's shareholders; provided, however, that, in the case of any proposed transaction between the Corporation and the Trustee or in which the Trustee has a personal pecuniary interest (other than an interest shared generally by shareholders of the Corporation) the Trustee shall not vote such shares but shall grant a proxy to one or more disinterested directors of the Corporation or any committee of disinterested directors of the Corporation, in each case selected by the Board of Directors of the Corporation (without the participation of the Trustee); and provided further that, in the case of the proposed issuance of options to purchase approximately 1,516,666 shares of common stock of the Corporation to Mr. Rafael Nin, the

Shareholders hereby instruct the Trustee and the holder of any proxy granted by the Trustee to vote in favor of such issuance.

          (c) The Trust shall be effective and remain in full force and effect for a period of five (5) years from the date of execution hereof (the "Original Term") which term shall be automatically renewed for an additional five (5) year period (the "Renewal Term") unless either PepsiCo Inc. or the Trustee notify the other party of non-renewal at least six (6) months prior to the end of the initial five (5) year period; provided, however, that such non-renewal by PepsiCo., Inc. shall not be unreasonably withheld. Anything herein to the contrary notwithstanding, Mr. Rafael Nin may earlier terminate this Agreement during the Original Term or the Renewal Term, as the case may be, (i) at any time at this sole and exclusive discretion upon written notice thereof to the Corporation, (ii) upon the death or incapacity of Mr. Rafael Nin and (iii) as provided in paragraph (g) below. In addition, the Trustee may, at his sole and exclusive discretion upon notice to the Corporation, release some of the shares subject to the Trust, either unconditionally or subject to the stock option agreement being executed substantially simultaneously herewith or to such other restrictions and conditions as may be agreed between the Trustee and the beneficial owner of such shares. In addition to the foregoing, in the event of non-renewal by Mr. Rafael Nin, or the Corporation, or in the event of Mr. Rafael Nin's notice of termination, death or incapacity during the Original Term or the Renewal Term, as the case may be, PepsiCo., Inc. shall, for a period of ninety (90) days after such termination, have the right to appoint a substitute Trustee, subject to the consent of the beneficial owners of a majority of the Class A shares, which consent will not be unreasonably withheld or delayed. During the time between such notice, death or incapacity and the appointment of the substitute Trustee, the Board of Directors shall elect a committee of three members of such Board which shall vote the shares within the Trust, by decision of the majority thereof, as Interim Trustee of the Trust. The designation by the Board of such committee of three members of the Board shall become the substitute Trustee for a term not greater than ninety (90) days. In the event PepsiCo, Inc. and the Shareholders are unable to agree to a substitute Trustee within such ninety (90) days term, the Trust will effectively terminate.

          Upon termination of the Trustee or upon release of any shares from the Trust, the Trustee shall surrender the stock certificates held by the Trust, or the stock certificates relating to the shares being released, as the case may be, duly endorsed in the name of the Shareholders or their designees, to the Corporation so that the Corporation may issue the corresponding stock certificates to the Shareholders of their designees. This Agreement may not be terminated by any Shareholder.

          (d) The Shareholders will not sell, transfer, encumber, or otherwise dispose of their respective shares of stock deposited with the

Trustee under this Trust or any beneficial interest therein.

          (e) The Shareholders will, severally, in proportion to the number of shares beneficially owned by them which are subject to this Voting Trust Agreement, indemnify and hold the Trustee harmless from any and all claims, demands, causes of action, losses, liabilities, damages, judgments or charges of any kind, including without limitation the cost of defending any action against him, together with any reasonable attorneys' fees and investigation costs incurred in connection therewith or in connection with any potential claim or loss, or any other expenses, fees, or charges of any character or nature, arising in connection with this Voting Trust Agreement, unless and until it is determined in a final unappealable judgment that such claim, demand, damage or expense arises as a direct result of the willful misconduct or gross negligence of the
Trustee.   To  the  extent  that  the  Trustee is unable  to  enforce  this indemnity against any Shareholder, the Corporation shall indemnify the Trustee to the same extent required from such Shareholder.

          (f) The Trustee shall cause all dividends (except stock dividends, which shall be deposited and subject to the Trust) and other distributions paid by the Company to the Trustee with respect to the shares of stock held in the Trust to be distributed among the Shareholders in accordance with their interests in the Trust, after deducting expenses reimbursable to the Trustee.

          (g) In the event of a merger or consolidation involving the Corporation and in which the Corporation is not the surviving entity, the Trust shall terminate on the effective date of said consolidation or merger unless the Trustee gives notice not later than thirty (30) days after said merger or consolidation to the Shareholders of an election to continue this Agreement for its full term, substituting where appropriate the voting shares issued in said consolidation or merger for the shares initially deposited with the Trustee.

          (h) In voting on all matters which may be voted on by the shareholders of the Corporation and in discharging his responsibilities and exercising his rights hereunder, the Trustee shall incur no liability to any Shareholder, by reason of any error of law or otherwise, unless it shall have been determined by a final unappealable judgment that the Trustee acted with gross negligence or engaged in willful misconduct.

          (i) The Shareholders agree to cooperate fully with the Trustee and to do all further acts and things requested by the Trustee to more fully carry out and give effect to this Agreement and to permit the Trustee to comply with applicable laws and regulations in all matters related to the shares deposited with the Trustee, including without limitation the execution of proxies in favor of the Trustee, the execution of any public deeds that may be required under applicable law and the preparation and filing of any reports required by any applicable law or regulation.

          (j) The Trustee shall be entitled to reimbursement from the Trust or, in the event that the Trust shall have no cash, from the Corporation, of all expenses incurred in connection with this Agreement and to deduct any such expenses from amounts distributable to Shareholders, but shall not be otherwise entitled to any compensation for his services as Trustee.

          2.   ACKNOWLEDGMENT  BY  SHAREHOLDERS.   The Shareholders  hereby
acknowledge and agree to all of the terms and conditions contained in the PepsiCo, Inc. consent letter dated September 24, 1996, attached hereto.

          3. PROXY. The Shareholders hereby grant to the Trustee a proxy to vote the shares held by the Trustee pursuant to this Voting Trust Agreement which, being coupled with an interest, shall be irrevocable until the termination of the Trustee.

          4. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties on the subject matter of this Agreement, and supersedes any and all prior negotiations, correspondence, agreements and understandings.

          5. SEVERABILITY. If any provision of this Agreement is held to be unenforceable, the remainder of this Agreement shall not be affected thereby.

          6. AMENDMENTS. This Agreement may not be amended or modified except by a written agreement signed by the affected parties hereto.

          7. ASSIGNMENT. This Agreement may not be assigned by any party without the consent of the other parties hereto. This Agreement shall be binding upon the heirs, successors, administrators, executors and assigns of each of the parties hereto.

          8. NO WAIVER. Any waiver by a party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any other provision of this Agreement. The failure of a party to insist on strict adherence to any term of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico and, with respect to matters covered by the Delaware General Corporation Law, including without limitation the validity of this Voting Trust Agreement and the formalities related thereto, by the Delaware General Corporation Law.

          10.  CAPTIONS.   The  captions  of  the  various  sections of the
Agreement are included for convenience of reference only and shall in no way affect the construction or interpretation of this Trust.

          11. NOTICES. All notices which may or are required to be given under this Agreement or with respect to it shall be in writing and shall be given by personal delivery or by certified or registered mail, and shall be deemed to have been given or made when personally delivered or five business days after being deposited in the mail, return receipt requested, in the case of notice by certified or registered mail, to the following addresses:

          (a)  If to the Trustee:

               1 Cervantes Street, Apt. 2
               Condado
               San Juan, Puerto Rico  00907

          (b)  If to the Corporation:

               PO Box 1709
               Hato Rey, Puerto Rico  00919

               Attention:  President

          (c) If to any Shareholder, to the address set forth below their names on the signature pages hereof.

          The parties may, by written notice given hereunder, designate any further or different address to which subsequent notices shall be sent or persons to whose attention the same shall be directed.

          12. EFFECTIVENESS. Anything to the contrary herein notwithstanding, this Agreement shall not be effective until (i) PepsiCo. Inc. and Banco Popular de Puerto Rico have consented to the transactions contemplated hereby and (ii) the Corporation receives an endorsement to its Directors and officers liability insurance policy providing that such policy will remain in effect after the consummation of the transactions contemplated hereby.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                                                   Number and Class
           Name of Shareholders                                    of Shares being
              and Address for                                     Deposited in the
                  Notices                                              Trust                              Signature
------------------------------------------------------        ---------------------------       -----------------------
MICHAEL J. GERRITS INVESTMENT LTD                                             396,315

PATRICK T. GERRITS INVESTMENT LTD                                             323,845

PATRICK T. GERRITS IRREVOCABLE TRUST                                           36,234

CHRISTINE MARIE GERRITS KLINE IRREVOCABLE TRUST                                36,234

                                       5




                                                                   Number and Class
           Name of Shareholders                                    of Shares being
              and Address for                                     Deposited in the
                  Notices                                              Trust                              Signature
------------------------------------------------------        ---------------------------       -----------------------
ANNE GERRITS                                                                  126,821

ANITA F. GERRITS TRUSTEE OFANITA F. GERRITS TRUST NO. 1                        24,156

JAMES C. AND LAURIE L. KEAVNEY                                                 66,430

JAMES C. KEAVNEY, TRUSTEE FOR LAURIE L. KEAVNEY                                12,078
IRREVOCABLE GENERATION SKIPPING TRUST

LAURIE L. KEAVNEY, TRUSTEE FOR JAMES C. KEAVNEY                                12,078
IRREVOCABLE GENERATION SKIPPING TRUST

THOMAS J. LAWLESS                                                      5,661

RONALD ROBINSON                                                        5,661

WILLIAM A. PROULX                                                      5,661

JAMES J. O'BRIEN ESTATE                                                5,661

John Wm Beck                                                         339,698

Charles H. & Patricia B. Beach                                     2,131,439

Michael J. Gerrits                                                   943,605

Lamiye Int. S.A.                                                     264,210
c/o Elmac S.A.

Krauser Family Investments Ltd.                                      209,355
c/o Atlantic Development & Management Inc., SE
Via Mizner Financial Plaza
700 S. Federal Highway, Suite 100
Boca Raton, FL 33432

Krauser Family Investments Ltd.                                        6,039
c/o Atlantic Development & Management Inc., SE
Via Mizner Financial Plaza
700 S. Federal Highway, Suite 100
Boca Raton, FL 33432

Rose Krauser Irrevocable Generation                                   18,117
Skipping Trust
c/o Atlantic Development & Management Inc., SE
Via Mizner Financial Plaza
700 S. Federal Highway, Suite 100
Boca Raton, FL 33432

Charles R. Krauser Irrevocable                                        18,117
Generation Skipping Trust
c/o Atlantic Development & Management Inc., SE
Via Mizner Financial Plaza
700 S. Federal Highway, Suite 100
Boca Raton, FL 33432

Goltra Family Investments Ltd.                                       203,315
c/o Atlantic Development & Management Inc., SE
Via Mizner Financial Plaza
700 S. Federal Highway, Suite 100
Boca Raton, FL 33432

John R. Goltra Irrevocable                                            24,156
Generation Skipping Trust
c/o Atlantic Development & Management Inc., SE
Via Mizner Financial Plaza
700 S. Federal Highway, Suite 100
Boca Raton, FL 33432

                                       6


Janet L. Goltra Irrevocable                                           24,156
Generation Skipping Trust
c/o Atlantic Development & Management Inc., SE
Via Mizner Financial Plaza
700 S. Federal Highway, Suite 100
Boca Raton, FL 33432

Dorothy D'Angelo                                                     251,628
c/o Atlantic Development & Mgmt. Corp.
30 Technology Drive, P.O. Box 4500
Warrent, NJ 07059

Haas Financial Corp.                                          531,250 Shares
230 Park Avenue                                                      Class B
New York, N.Y. 10169


                                   /S/ RAFAEL NIN
                            				   ----------------------------------
                                   Rafael Nin, as Trustee



                                   PEPSI-COLA PUERTO RICO
                                   BOTTLING COMPANY



                                   By:  /S/ RAFAEL NIN
                                      -------------------------------
                                         Rafael Nin




                                       7

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